August 14, 2020

AB International Group Corp.

1st Floor, Union Industrial Building, 116 Wai Yip Street

Kwun Tong, Kowloon, Hong Kong

Re: AB International Group Corp. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to AB International Group Corp., a Nevada corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission of a Registration Statement on Form S-1 (the “Registration Statement”). The Company is filing the Registration Statement in connection with the offering from time to time, pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended, by Peak One Opportunity Fund, L.P. (“Peak One”) of up to 6,220,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issuable to Peak One pursuant to the terms of an Equity Purchase Agreement (the “Financing Agreement Shares”), which includes a warrant to purchase 750,000 shares of Common Stock (the “Warrant Shares”).

The offering of the shares of Common Stock will be as set forth in the prospectus contained in the Registration Statement, as amended, and as supplemented from time to time.

In rendering these opinions, we have examined the Company’s Articles of Incorporation and Bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company.

As a result of and subject to the foregoing, we are of the following opinion:

Upon their issuance to Peak One pursuant to the terms and conditions of the Equity Purchase Agreement with Peak One, the Financing Agreement Shares will be validly issued, fully paid and non-assessable.

The Warrant Shares to be sold by Peak One will be validly issued, fully paid and non-assessable and will be a binding obligation of the Company under the law of the State of Nevada when issued by the Company if the exercise price is received by the Company.

We express no opinion as to the laws of any state or jurisdiction other than the laws of the State of Nevada, as currently in effect.

The foregoing opinion is qualified to the extent that the enforceability of any applicable agreement, document, or instrument discussed herein may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We have relied as to certain matters on information obtained from officers of the Company, and other sources believed by us to be responsible.

Our opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the shares of Common Stock or the agreements and instruments addressed herein, or in the Registration Statement. This opinion is based upon currently existing statutes, regulations, rules and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Scott Doney

Scott Doney, Esq.

CONSENT

I HEREBY CONSENT to the use of my opinion and reference in “Experts” in connection with the Registration Statement on Form S-1 Registration Statement and any amendments thereto filed with the Securities and Exchange Commission as counsel for the registrant, AB International Group Corp.

Very truly yours,

/s/ Scott Doney

Scott Doney, Esq

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